Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-225729) of Stifel Financial Corp. and related Proxy Statement/Prospectus of Stifel Financial Corp. and Business Bancshares, Inc. and to the incorporation by reference therein of our reports dated February 23, 2018, except for the effects of the adoption of ASU No. 2016-18, as discussed in Note 2 as to which the date is June 19, 2018, with respect to the consolidated financial statements of Stifel Financial Corp. included in its Current Report on Form 8-K dated June 19, 2018, and our report dated February 23, 2018, with respect to the effectiveness of internal control over financial reporting of Stifel Financial Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

July 17, 2018